UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

BIOMX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-3876	82-3364020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

850 New Burton Road, Suite 201, Dover, DE 19904

(Address of principal executive offices)

972 52 437 4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Resignation of Directors and Officers

On March 4, 2026, Jonathan Solomon resigned (i) from the board of directors (the “Board”) of BiomX Inc. (the “Company”) and from all Board committees thereto and (ii) from his position as Chief Executive Officer and Chief Principal Officer of the Company, in each case, effective immediately. Mr. Solomon’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 4, 2026, Dr. Russell Greig also resigned from the Board, including in his role as Chairman of the Board, and from all Board committees thereto. Mr. Grieg’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On March 4, 2026, the Board appointed Amir Shalom to serve as a Class I Director of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2027.

Mr. Shalom, age 45, is senior operations manager with extensive experience managing complex operational systems, leading multi-disciplinary teams, optimizing processes, and managing large-scale budgets. Since 2008, Mr. Shalom has been the Operations Manager—Imaging Institute at Barzilai Medical Center in Israel. In this capacity, Mr. Shalom has full operational responsibility for a large medical imaging institute, with direct management of a team of approximately 20 employees, including scheduling, task allocation, and daily operational oversight, including collaboration with senior hospital management, HMOs, medical centers, and external imaging providers. Mr. Shalom holds a BA in Criminology and Sociology (2004-2007) and a BA in Economics and Business Administration (2012 to 2015) from Bar Ilan University in Israel.

There is no arrangement or understanding between Mr. Shalom and any other person pursuant to which Mr. Shalom was appointed as a director. There are no family relationships between Mr. Shalom and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Shalom that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board concluded that Mr. Shalom is qualified to serve as a director and is independent under the rules of the NYSE American LLC. For his service as a director, Mr. Shalom will be entitled to the compensation the Company generally provides to its directors, with the annual cash fees prorated.

In connection with his appointment, the Company will enter into an indemnification agreement with Mr. Shalom on substantially the same terms as the agreements previously entered into between the Company and each of its other directors. The form of indemnification agreement entered into between the Company and its directors is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed on March 25, 2025, and is incorporated herein by reference.

Appointment of Chief Executive Officer

On March 4, 2026, to fill the executive vacancy resulting from Jonathan Solomon’s resignation, the Board appointed Michael Oster to serve as the Chief Executive Officer of the Company, effective as of the same date.

Mr. Oster, age 54, brings extensive experience in corporate strategy, mergers and acquisitions, and operational leadership across capital-intensive industries including energy, infrastructure, and industrial sectors. Since 2024 Mr. Oster has been serving as Chief Executive Officer and a member of the board of directors of Saffron Tech Ltd., an agritech company focused on innovative saffron cultivation technologies, as well and its parent company Sattivus Tech Corporation (OTC: SATT). During this period, he also served as a member of the board of directors of BladeRanger Ltd. (TASE: BLRN), a publicly traded Israeli innovator in advanced drone payload systems for defense, homeland security, and solar applications. From 2018 to 2024, Mr. Oster managed and was a principal of a real estate entity in Dallas, Texas focused on the acquisition and management of multi family units. From 2003 to 2017, Mr. Oster served as Senior Vice President of Mergers and Acquisitions at Alon USA Energy, Inc. (NYSE: ALJ), where he led numerous strategic transactions during the company’s growth as a publicly traded energy company with approximately $8 billion in revenue. The Company believes Mr. Oster’s background provides experience in operational leadership and strategic insight essential to the role of Chief Executive Officer at this juncture of the Company’ development.

The Company and Mr. Oster have not as of the date of this report entered into any compensatory arrangement.

There is no arrangement or understanding between Mr. Oster and any other person pursuant to which Mr. Oster was appointed as Chief Executive Officer. There are no family relationships between Mr. Oster and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Oster that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board Committee Assignments

Effective March 5, 2026, the Board appointed directors Liat Bidas, Guy Arieli and Shaked Ran to the Board’s Audit Committee, with Ms. Liat Bidas being appointed as the Chairperson of the Audit Committee.

Effective March 5, 2026, the Board appointed directors Guy Arieli and Amir Shalom to the Compensation Committee of the Board, with Amir Shalom being appointed as the Chairman of the Compensation Committee.

Effective March 5, 2026, the Board appointed directors Guy Arieli, Shaked Ran and Liat Bidas to the Nominating and Corporate Governance Committee of the Board, with Liat Bidas being appointed as the Chairman of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: March 6, 2026	By:	/s/ David Rokach
	Name:	David Rokach
	Title:	Chief Financial Officer

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